UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2021
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	APAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On August 3, 2021, Artisan Partners Asset Management Inc. (the “Company”) issued a press release announcing the availability of certain consolidated financial and operating results for the three and six months ended June 30, 2021. Copies of the press release and the full earnings release are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.
The information furnished in this Item 2.02, including the exhibits incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 2, 2021, the Board of Directors of the Company approved, effective August 13, 2021, an increase in the size of the Board from seven to eight directors and appointed Saloni S. Multani to fill the newly-created vacancy on the Board. Ms. Multani was also appointed to the Board’s Audit Committee, effective August 13, 2021.
Ms. Multani most recently served as the Chief Financial Officer of the Joe Biden presidential campaign, a position she held between May and November of 2020. Between December 2016 and April 2020, Ms. Multani focused on investing in companies in the sustainability ecosystem, working with Three Cairns Group, a family office and Congruent Ventures, an early stage venture firm. During 2016, Ms. Multani served as a consultant at Hellman & Friedman LLC, after having also worked there from 2006 to 2012. Between her time at Hellman & Friedman, Ms. Multani was a partner and investment team member at SPO Partners, a specialty long-only investment firm. She began her career in 2000 as an analyst at Blackstone. Ms. Multani earned a Bachelor of Arts degree in Economics from Harvard University and an MBA from Stanford University.
Ms. Multani will participate in the Company's customary director compensation program, pursuant to which she will receive an annual award of $100,000 of restricted stock units and an annual cash payment of $75,000, paid in four quarterly installments. Ms. Multani will have the option to elect to receive the value of the cash compensation in the form of additional restricted stock units each year. Ms. Multani’s cash compensation for the remainder of 2021 will be prorated for her period of service on the Board.
Ms. Multani will execute the Company’s standard indemnification agreement for directors, the form of which was included as exhibit 10.14 to the Company’s 2015 Annual Report on Form 10-K which was filed with the SEC on February 25, 2016.

Item 8.01. Other Events
On July 28, 2021, the Board of Directors of the Company appointed Stephanie G. DiMarco the independent Chair of the Board, effective August 13, 2021. Also effective August 13, Jennifer A. Barbetta will replace Ms. DiMarco on the Board’s Compensation Committee.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Artisan Partners Asset Management Inc. dated August 3, 2021
99.2	Earnings Release of Artisan Partners Asset Management Inc. dated August 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.

Date: August 3, 2021

By:	/s/ Charles J. Daley, Jr.
Name:	Charles J. Daley, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer